Exhibit 10.24

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNEMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made and entered into on this the 31st day of May, 2006, by and among between HFG International, Limited, a Hong Kong corporation (“HFG”), Wonder Auto Group, a Hong Kong corporation (the "Company) and Wonder Auto Limited, a company organized under the laws of The British Virgin Islands (“Wonder”).

W I T N E S S E T H:

WHEREAS, HFG and the Company have entered into that certain Financial Advisory Agreement (the “FAA”) dated March 15, 2006;

WHEREAS, the Company desires to assign its rights and obligations under the FAA to Wonder and Wonder is willing to assume all rights and obligations of the Company under the FAA; and

WHEREAS, HFG is willing to consent to the assignment by the Company of its rights and obligations under the FAA to Wonder.

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1. Assignment and Assumption. Upon the execution of this Agreement by the parties hereto, all rights and obligations of the Company under the FAA shall be assigned to and assumed by Wonder, with HFG hereby consenting to such action.

2. Governing Law. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the China Foreign Trade Commission Arbitration Committee in Beijing.

It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of the Chinese version.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HFG: HFG International, Limited

By:	/s/Timothy P. Halter
Timothy P. Halter,
Its: President

The Company: Wonder Auto Group

By:	/s/Zhao Qing Jie
Zhao Qing Jie
Its: Chief Executive Officer

Wonder: Wonder Auto Limited

By:	/s/Zhao Qing Jie
Zhao Qing Jie
Its: Chief Executive Officer